UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 20, 2015
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2015, Anworth Mortgage Asset Corporation (“Anworth”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.

The six nominees proposed by the Board of Directors were elected as directors to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified by the following final voting results:

Nominee	For	Against	Abstain

Lloyd McAdams	54,399,831	3,159,147	649,803
Lee A. Ault, III	55,931,681	1,642,382	634,718
Joe E. Davis	55,884,483	1,684,317	639,981
Robert C. Davis	56,240,155	1,345,457	623,169
Mark S. Maron	56,289,125	1,301,742	617,914
Joseph E. McAdams	53,748,706	3,829,871	630,204
2.

The advisory vote to approve the compensation of our Named Executive Officers was approved.  The proposal received the following final voting results: for: 55,509,487; against: 1,794,641; and abstentions:  904,653.

3.

The ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved.  The proposal received the following final voting results: for: 82,770,331; against: 1,011,425; and abstentions: 886,949.

Item 9.01	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1

Press release dated May 26, 2015 announcing the final voting results of Anworth’s 2015 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	May 26, 2015	By:	/s/ Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

99.1	Press release dated May 26, 2015 announcing the final voting results of Anworth’s 2015 Annual Meeting.